UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 30, 2007
NORTHFIELD LABORATORIES INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-24050 (Commission File Number)	36-3378733 (IRS Employer Identification No.)
1560 Sherman Avenue
Suite 1000
Evanston, Illinois 60201-4800
(Address of Principal Executive Offices and Zip Code)
(847) 864-3500
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.
          The Board of Directors of Northfield Laboratories Inc., a Delaware corporation (the “Company”), has approved an amendment to Article VI of the Company’s bylaws to allow for the issuance of uncertificated shares. By being able to issue uncertificated shares, the Company may now participate in the Direct Registration System, which is currently administered by The Depository Trust Company. The Direct Registration System allows investors to have securities registered in their names without the issuance of physical certificates and allows investors to electronically transfer securities to broker-dealers in order to effect transactions without the risks and delays associated with transferring physical certificates. The amendment to the Company’s bylaws also provides that each registered stockholder will be entitled to a stock certificate upon written request to the transfer agent or registrar of the Company. The foregoing amendment became effective as of November 30, 2007.
     The full text of the Company’s bylaws, as amended, is filed as Exhibit 3.1 to this Current Report, and amended Article VI thereof is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
          (c) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Northfield Laboratories Inc.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 30, 2007	NORTHFIELD LABORATORIES INC.
	By:	/s/ Jack J. Kogut
Jack J. Kogut
Senior Vice President Administration

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Northfield Laboratories Inc.